POWER OF ATTORNEY


                  Each of the undersigned, hereby constitutes and appoints each of Brian D. Urban and David W. Gee to be his true and lawful attorneys-in-fact and agents, with full power of each to act alone, and to sign for the undersigned and in each of their respective names in any and all capacities stated below, this Annual Report on Form 10-K (and any amendments hereto) and to file the same, with exhibits hereto and thereto and other documents in connection herewith and therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, this Report and Power of Attorney have been signed by the following persons in the capacities and on the dates indicated.

     Signature                      Title                             Date

/s/ Robert E. Whalen       Chairman of the Board, President,      March 25, 2002
---------------------      Chief Executive Officer and Director
Robert E. Whalen           (Principal Executive Officer)



/s/ Brian D. Urban         Executive Vice President,              March 25, 2002
-------------------        Chief Financial
Brian D. Urban             Officer and Treasurer
                           (Principal Financial
                           Officer and Accounting Officer)


/s/ Michael B. Goldberg    Director                               March 26, 2002
------------------------
Michael B. Goldberg

/s/David I. Wahrhaftig     Director                               March 26, 2002
-----------------------
David I. Wahrhaftig

/s/ James R. Maher         Director                               March 25, 2002
------------------
James R. Maher

/s/ Walker Lewis           Director                               March 25, 2002
----------------
Walker Lewis